UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2003

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 South Boulder, Suite 1100 Tulsa, Oklahoma		74119-3295
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Item 5. Other Events.

On February 7, 2003, Syntroleum Corporation (the “Company”) consummated the transactions contemplated by the Securities Purchase Agreement (the “Purchase Agreement”) dated February 5, 2003 between the Company and Michael Zilkha and Selim K. Zilkha Trust (the “Purchasers”). Such transactions included (i) the private issuance and sale of 1,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), and warrants (the “Warrants”) to purchase 1,000,000 shares of Common Stock for an aggregate purchase price of $3,000,000, (ii) the execution and delivery by the Company and the Purchasers of a Warrant Agreement relating to the Warrants (the “Warrant Agreement”) and (iii) the execution and delivery by the Company and the Purchasers of a Registration Rights Agreement (the “Registration Rights Agreement”). The Purchase Agreement includes certain representations, warranties and covenants by the parties. These representations, warranties and covenants survive the closing for a period of one year.

The descriptions of the Purchase Agreement, the Warrant Agreement and the Registration Rights Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of each of the Purchase Agreement, the Warrant Agreement and the Registration Rights Agreement, a copy of each of which have been filed as Exhibit 99.1, Exhibit 4.1 and Exhibit 10.1 hereto, respectively, and which are incorporated by reference herein.

The Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company granted the holders (“Holders”) of shares of Common Stock purchased pursuant to the Purchase Agreement (the “Shares”) or received upon exercise of the Warrants (the “Warrant Shares”) registration rights with respect to the Shares and the Warrant Shares. The Holders have rights to require the Company to include their Shares and Warrant Shares in connection with registrations by the Company of shares of Common Stock under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company agreed to file a registration statement under the Securities Act with respect to the Shares and the Warrant Shares no later than 60 days following January 1, 2004. The registration rights terminate as to any Holder at such time as such Holder may sell under Rule 144 in a three-month period all Shares and Warrant Shares then held by such Holder. Registration expenses, other than underwriting expenses, selling commissions and similar fees, fees and expenses of legal counsel for any Holder and transfer taxes, are to be paid by the Company.

The Warrant Agreement

The Warrants are exercisable during the period beginning February 7, 2003 and ending December 31, 2004 for the purchase of an aggregate of 1,000,000 shares of Common Stock at an exercise price of $6.00 per share. The number of Warrant Shares and exercise price are subject to adjustment in certain circumstances, including (i) if the Company makes a distribution of shares of Common Stock, subdivides or combines its outstanding shares of Common Stock or distributes other assets or securities to holders of Common Stock (excluding cash dividends paid out or surplus) and (ii) if the Company reclassifies its Common Stock or engages in a consolidation or merger with, or sells all or substantially all of its assets to, another corporation. The Company has the right to call the Warrant for redemption at a price of $0.01 per Warrant if the average last sale price of Common Stock for the preceding 20 trading days exceeds $12.00. If the Company exercises this right, it expects that the holders would exercise the Warrants.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

4.1	Warrant Agreement, dated as of February 7, 2003, by and among Syntroleum Corporation, Michael Zilkha and Selim K. Zilkha Trust.

4.2	Form of Warrant Certificates (included in Exhibit 4.1 above).

10.1	Registration Rights Agreement, dated as of February 7, 2003, by and among Syntroleum Corporation, Michael Zilkha and Selim K. Zilkha Trust.

99.1	Securities Purchase Agreement, dated as of February 5, 2003, by and among Syntroleum Corporation, Michael Zilkha and Selim K. Zilkha Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTROLEUM CORPORATION

Date: February 17 , 2003	By:	/s/ KENNETH R. ROBERTS
Kenneth R. Roberts Vice President, Finance, Planning and Administration and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

4.1	Warrant Agreement, dated as of February 7, 2003, by and among Syntroleum Corporation, Michael Zilkha and Selim K. Zilkha Trust.

4.2	Form of Warrant Certificates (included in Exhibit 4.1 above).

10.1	Registration Rights Agreement, dated as of February 7, 2003, by and among Syntroleum Corporation, Michael Zilkha and Selim K. Zilkha Trust.

99.1	Securities Purchase Agreement, dated as of February 5, 2003, by and among Syntroleum Corporation, Michael Zilkha and Selim K. Zilkha Trust.

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